REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                     ------

                           ORASURE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                              36-4370966
        (STATE OF INCORPORATION)           (IRS EMPLOYER IDENTIFICATION NO.)

           8505 S.W. Creekside Place

           Beaverton, Oregon                             97008
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN

                ORASURE TECHNOLOGIES, INC. EMPLOYEE INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               Robert D. Thompson
                             Chief Executive Officer
                           OraSure Technologies, Inc.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                            Telephone (503) 641-6115
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
              TITLE OF                  AMOUNT TO BE      OFFERING PRICE          AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED          PER SHARE          OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.000001     6,185,400 shares          (1)              $33,134,434(1)      $8,748.00
 per share and options and other
 rights related thereto
===================================================================================================================

(1)  Pursuant to Rule 457(h),  the proposed  maximum  aggregate  offering price and the  registration  fee have been computed based on the exercise price for 3,337,158  options to purchase  shares of OraSure  Technologies,  Inc.
     common stock,  par value $.000001 per share ("Common  Stock"),  granted prior to the date of this  Registration
     Statement  and on the basis of the average of the high and low sales  prices,  $7.063 reported for the Common
     Stock on the Nasdaq  National Market on November 17, 2000, for the remaining  2,848,242  shares of Common Stock currently being registered.
===================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

         (a) OraSure's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (the "September 30 10-Q");

         (b) OraSure's Transition Report on Form 10-Q for the transition period from October 1, 1999, to December 31, 1999, relating to the change in the registrant's fiscal year-end from September 30 to December 31;

         (c) OraSure's Current Report on Form 8-K dated September 29, 2000, as filed by the registrant on October 16, 2000; and

         (d)  The  description  of the  registrant's  capital stock  included as
Exhibit 99 to the September 30 10-Q.

         In addition, the registrant is the successor to Epitope, Inc., under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Epitope was previously subject to the reporting requirements of the Exchange Act. The following documents as filed by Epitope are also incorporated by reference:

         (a) Epitope's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

         (b) Epitope's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000, and June 30, 2000; and

         (c) Epitope's Current Reports on Form 8-K dated October 1, 1999, May 6, 2000, and September 29, 2000.

         In addition, all documents filed by the registrant subsequent to the date of filing of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

                  None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Delaware law authorizes a corporation to limit or eliminate the personal liability of its directors for monetary damages for breach of a director's fiduciary duty of care. Delaware law further enables corporations to limit available relief to equitable remedies such as injunction or rescission. Absent the limitations authorized by Delaware law, directors are accountable for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The registrant's Certificate of
Incorporation limits the liability of its directors to the fullest extent permitted by Delaware law. Accordingly, the registrant's directors will not be personally liable to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or for any transaction in which a director has derived an improper personal benefit.

         The registrant's bylaws require it to indemnify to the fullest extent permitted by Delaware law any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is serving as a director, officer, employee or agent of another enterprise at the registrant's request. Indemnification is not, however, permitted under the bylaws unless the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the registrant's best interests and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. The bylaws further provide that the registrant shall not indemnify any person for any liabilities or expenses incurred by such person in connection with an action, suit or proceeding by or in the right of the registrant in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless and only to the extent that the court in which the action, suit or proceeding is brought determines that the person is entitled to indemnity for such expenses. The indemnification provided by the bylaws is not exclusive of any other rights to which those seeking indemnification may be otherwise entitled.

         The registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the registrant will indemnify the directors and officers against all liabilities and expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action by or in the right of the registrant) to which any of them is, was or at any time becomes a party, or is threatened to be made a party, by reason of their status as a director or officer of the registrant, or by reason of their serving or having served at the request or on behalf of the registrant as a director, officer, trustee or in any other comparable position of any other enterprise to the fullest extent allowed by law. No indemnity will be provided under the indemnification agreements for any amounts for which indemnity is provided by any other indemnification obligation or insurance maintained by the registrant or otherwise. Indemnity will not be available to any director or officer on account of conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct, if a final court adjudication determines that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against any director or officer for an accounting of profits made from a purchase or sale of securities of the registrant in violation of Section 16(b) of the Exchange Act or of any similar law, or on account of any remuneration paid to any director or officer which is adjudicated to have been paid in violation of law.

         The registrant has also obtained director's and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K immediately follows the signature page of this registration statement.

Item 9.  Undertakings.
         ------------

         (a)  The registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                   SIGNATURES

The Registrant.
--------------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on the 17th day of November, 2000.

                                           OraSure Technologies, Inc.
                                           (Registrant)


                                           By  /s/ Charles E. Bergeron
                                               -------------------------------
                                               Charles E. Bergeron
                                               Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 17th day of November, 2000.

                     Signature                               Title
                     --------                                -----
   (1)  Principal Executive Officer

   * Robert D. Thompson                     Chief Executive Officer and Director

   (2)  Principal Financial Officer

   /s/ Charles E. Bergeron
   -----------------------------------
   Charles E. Bergeron                      Vice President and
                                            Chief Financial Officer

   (3)  Principal Accounting Officer

   /s/ Theodore R. Gwin
   -----------------------------------
   Theodore R. Gwin                         Controller

   (4)  A majority of the Board of Directors

   * ROGER L. PRINGLE                       Director
   * FRANK G. HAUSMANN, JR.                 Director
   * MICHAEL G. BOLTON                      Director
   * WILLIAM W. CROUSE                      Director
   * MICHAEL J. GAUSLING                    Director

* By  /s/ Charles E. Bergeron
      --------------------------------------
     Charles E. Bergeron
     Attorney-in-fact

                                INDEX TO EXHIBITS

4.1      Certificate  of  Incorporation  of  the  registrant.   Incorporated  by
         reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (File No. 333-39210) ("Form S-4").

4.1.1 Certificate of Amendment to Certificate of Incorporation dated May 23, 2000. Incorporated by reference to Exhibit 3.1.1 to Form S-4.

4.2 Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to Form S-4.

4.3 Rights Agreement dated as of May 6, 2000, between the registrant and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to
         Exhibit 4.2 to Form S-4.

5        Opinion of Miller Nash LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Miller Nash LLP.  Included in Exhibit 5.

24       Power of attorney of certain officers and directors.

---------------

         Other exhibits listed in Item 601 to Regulation S-K are not applicable.